EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Report”) filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2021 and, if not defined in the Report, the prospectus / proxy statement dated May 12, 2021 filed by TS Innovation Acquisitions Corp. (“TSIA” which after the Business Combination became Latch, Inc.) prior to the consummation of the Transactions (the “Proxy Statement/Prospectus”).

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” in connection with the completion of the Business Combination and the consummation of the Transactions.

TSIA is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. TSIA was incorporated in Delaware on September 18, 2020.

Latch is an enterprise technology company focused on revolutionizing the way people experience spaces by making spaces better places to live, work, and visit. Latch has created a full-building operating system, LatchOS, that addresses the essential needs of modern buildings by streamlining building operations, enhancing the resident experience, and enabling more efficient interactions with service providers.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of TSIA and the historical balance sheet of Legacy Latch on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and three months ended March 31, 2021 combines the historical statements of operations of TSIA and Legacy Latch for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:

•	The merger of Merger Sub, the wholly owned subsidiary of TSIA, with and into Legacy Latch, with Legacy Latch as the surviving company;

•

The conversion of all outstanding Legacy Latch shares, warrants, convertible debt, and redeemable convertible preferred stock into Legacy Latch common stock that will roll over into the Post-Combination Company;

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”

•	The conversion of all outstanding TSIA shares, preferred stock, and warrants into TSIA common stock that will roll over into the Post-Combination Company; and

•

The issuance of the Post-Combination Company’s shares to be distributed at $10 per share as follows: 100,000,000 shares to Legacy Latch, 29,994,084 shares to TSIA, 19,000,000 shares to the Subscribers, 6,762,000 shares to the Sponsor, and 738,000 shares to the Sponsor, which are subject to certain vesting conditions including that the VWAP of the Post-Combination Company equals or exceeds $14.00 for any 20 trading days within a 30 trading day period on or prior to the five year anniversary of the consummation of the Business Combination. The 738,000 shares subject to vesting will not be considered outstanding until vesting conditions are achieved.

The historical financial information of TSIA was derived from the unaudited financial statements of TSIA as of and for the three months ended March 31, 2021 (incorporated by reference to TSIA’s Quarterly Report on Form 10-Q filed on May 18, 2021) and the audited financial statements for the period from September 18, 2020 (inception) through December 31, 2020, beginning on page F-2 of the Proxy Statement/Prospectus and incorporated herein by reference. The historical financial information of Legacy Latch was derived from the unaudited condensed consolidated financial statements of Legacy Latch as of and for the three months ended March 31, 2021 (set forth in Exhibit 99.1 hereto and incorporated herein by reference) and the audited consolidated financial statements for the year ended December 31, 2020, included in the Proxy Statement/Prospectus beginning on page F-24, which is incorporated herein by reference. This information should be read together with TSIA’s and Legacy Latch’s audited 2020 financial statements and unaudited financial statements for the quarter ended March 31, 2021, and related notes, the sections titled “Other Information Related to TSIA – TSIA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Latch’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Current Report and in the Proxy Statement/Prospectus which is incorporated herein by reference.

The pro forma combined financial statements do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, TSIA was treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Latch issuing shares for the net assets of TSIA, accompanied by a recapitalization. The net assets of TSIA were recognized at fair value (which is consistent with carrying value), with no goodwill or other intangible assets recorded.

Legacy Latch was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Latch’s shareholders have the majority of the voting power in the Post-Combination Company

•	Legacy Latch appointed the majority of the board of directors of the Post-Combination Company

•	Legacy Latch’s existing management comprises the management of the Post-Combination Company

•	Legacy Latch will comprise the ongoing operations of the Post-Combination Company

•	Legacy Latch is the larger entity based on historical revenues and business operations

•	The Post-Combination Company assumed Latch’s name.

Description of the Business Combination

Pursuant to the Merger Agreement, the aggregate stock consideration issued by the Post-Combination Company in the Business Combination was $1.558 billion, consisting of 155,756,084 newly issued shares, of the Post-Combination Company valued at $10.00 per share. Legacy Latch received $1.0 billion in the form of 100,000,000 newly issued shares of the Post-Combination Company. TSIA public shareholders received $299.9 million in the form of 29,994,084 newly issued shares, the Subscribers received $190.0 million in the form of 19,000,000 newly issued shares, and the Sponsor received $67.6 million in the form of 6,762,000 newly issued shares in exchange for TSIA’s existing Class B common stock. The following represents the consideration at closing of the Business Combination:

(in millions)
Share issuance to Legacy Latch shareholders	$1,000.0
Share issuance to TSIA shareholders	299.9
Share issuance to Subscriber(s)	190.0
Share issuance to Sponsor	67.6

Share Consideration - at Closing	$1,557.5

The value of share consideration issuable at the Closing was determined by application of the Exchange Ratio of 0.8971, which is based on the implied $10.00 per share prior to the Business Combination.

In connection with the execution of the Merger Agreement, Sponsor and TSIA’s directors and officers (the “Sponsor Agreement Parties”) entered into the Sponsor Agreement. The Sponsor Agreement sets forth both the lock-up periods and vesting provisions for the outstanding Founder Shares and Private Placement Warrants. The Sponsor Agreement Parties have agreed, subject to certain exceptions, not to transfer the Founder Shares until the earlier of (A) one year after the completion of the Business Combination and (B) subsequent to the Business Combination, (x) the date on which the last reported sales price of the common stock equals or exceeds $12 per share for any 20-trading days within any 30-trading day period commencing at least 150 days after the closing date of the Business Combination or (y) the date on which Latch completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in Latch’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the Sponsor Agreement Parties have agreed not to transfer the Private Placement Warrants (or any shares of common stock issuable upon exercise thereof) until 30 days after the completion of the Business Combination. Refer to the vesting provisions for the Founder Shares documented in the footnotes of the shares table below.

Basis of Pro Forma Presentation

The following summarizes the pro forma Post-Combination Company shares outstanding taking into consideration actual redemptions:

	(Shares)%
Post-Combination Company shares issued to Legacy Latch stockholders	100,000,000	64.2%
Post-Combination Company shares issued to TSIA public stockholders	29,994,084	19.3%
Post-Combination Company shares issued to Subscribers	19,000,000	12.2%
Post-Combination Company shares issued to the Sponsor and certain TSIA’s directors (1)	6,762,000	4.3%

Pro Forma Shares Outstanding	155,756,084	100%

(1)

Post-Combination Combined Company shares to TSIA sponsor includes 6,762,000 shares outstanding in the Combined Company upon consummation of the Business Combination, and excludes an additional 738,000 shares which are subject to certain vesting conditions including a Combined Company share price that equals or exceeds $14.00 for any 20 trading days within a 30 trading day period on or prior to the five year anniversary of the consummation of the Business Combinations. The 738,000 shares will not be considered outstanding until vesting conditions are achieved.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 are based on the historical financial statements of TSIA and Legacy Latch. The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. Certain amounts that appear in this section may not sum due to rounding.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In thousands)

	As of March 31, 2021				As of March 31, 2021
	Legacy Latch (Historical)	TSIA (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$46,542	$739	$300,005	(A)	$502,726
			(10,500	)(B)
			(18,247	)(C)
			190,000	(D)
			(5,754	)(D)
			(59	)(L)
Accounts receivable, net	9,165	—	—		9,165
Inventories, net	7,747	—	—		7,747
Prepaid expenses and other current assets	6,520	583	—		7,103

Total Current Assets	69,974	1,322	455,445		526,741

Cash held in Trust Account	—	300,005	(300,005	)(A)	—
Property and equipment, net	951	—	—		951
Internally developed software, net	8,408	—	—		8,408
Other non-current assets	1,116	—	—		1,116

Total Assets	80,449	301,327	155,440		537,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,530	$3,193	$—		$8,723
Accrued expenses	7,112	—	—		7,112
Due to related party	—	47	—		47
Deferred revenue	3,189	—	—		3,189
Other current liabilities	470				470

Total Current Liabilities	16,301	3,240	—		19,541

Deferred revenue	14,613	—	—		14,613
Term loan, net	6,011	—	(1,640	)(E)	4,371
Convertible notes, net	56,305	—	(56,305	)(F)	—
Warrant liability		32,254	(20,200	)(M)	12,054
Deferred underwriters’ discount	—	10,500	(10,500	)(B)	—
Other non-current liabilities	1,670	—	(1,111	)(F)	559

Total Liabilities	94,900	45,994	(89,756)		51,138

	As of March 31, 2021				As of March 31, 2021
	Legacy Latch (Historical)	TSIA (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Commitments and Contingencies
Class A common stock subject to possible redemption – TSIA	—	250,333	(250,333	)(J)	—
Redeemable convertible preferred stock	160,605	—	(160,605	)(G)	—
Stockholders’ Equity
Common stock - Legacy Latch	—	—	—	(E)	—
			—	(F)
			1	(G)
			(1	)(H)
Preferred stock – TSIA	—	—	—		—
Class A common stock- TSIA	—	—	2	(D)	16
			10	(H)
			1	(I)
			3	(J)
			—	(L)
Class B common stock - TSIA	—	1	(1	)(I)	—
Additional paid-in capital	25,230	21,475	(16,615	)(C)	681,675
			189,998	(D)
			(5,754	)(D)
			1,640	(E)
			51,111	(F)
			160,604	(G)
			(9	)(H)
			250,330	(J)
			(16,476	)(K)
			20,200	(M)
			(59	)(L)
Accumulated other comprehensive income	2	—	—		2
Accumulated deficit	(200,288)	(16,476)	(1,632	)(C)	(195,615)
			6,305	(F)
			16,476	(K)

Total Stockholders’ Equity	(175,056)	5,000	656,134		486,078

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$80,449	$301,327	$155,440		$537,216

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31, 2021 Legacy Latch (Historical)	Three Months Ended March 31, 2021 TSIA (Historical)		Transaction Accounting Adjustments		Three Months Ended March 31, 2021 Pro Forma Combined
Revenue:
Hardware revenue	$5,014		$—	$—		$5,014
Software revenue	1,615		—	—		1,615
Total revenue	6,629		—	—		6,629
Cost of revenue:
Cost of hardware revenue	6,028		—	—		6,028
Cost of software revenue	134		—	—		134
Total cost of revenue	6,162		—	—		6,162
Operating expenses:
Research and development	9,615		—	—		9,615
Sales and marketing	3,750		—	—		3,750
General and administrative (2)	17,696			(2,098	)(AAA)	15,598
Formation and operating costs(2)	—		2,479	(178	)(AAA)	2,301
Depreciation and amortization	653		—	—		653
Total operating expenses	31,714		2,479	(2,275)		31,918
Loss from operations	(31,247)		(2,479)	2,275		(31,451)
Other income:
Change in fair value of warrant liabilities	—		(6,610)	3,543	(DDD)	(3,067)
Interest income (expense), net	(3,318)		3	(3	)(BBB)	(3,318)
Other income (expense)	(3,536)		—	3,597	(CCC)	61
Other income, net	(6,854)		(6,607)	7,137		(6,324)
Income/(loss) before income taxes	(38,101)		(9,086)	9,412		(37,775)
Benefit (provision) for income taxes (1)	—		—	—		—

Net income (loss)	$(38,101)		$(9,086)	$9,412		$(37,775)

Per Share:
Basic and diluted net loss per common share	$(3.27)	$	(—)			$(0.24)
Weighted average shares outstanding, basic and diluted	11,636		—			155,756
Basic and diluted net loss per common share, Class A common stock	$—		$—
Weighted average shares outstanding, basic and diluted, Class A common stock	—		30,000
Basic and diluted net loss per common share, Class B common stock	$—		$(1.21)
Weighted average shares outstanding, basic and diluted, Class B common stock	—		7,500

(1)	The pro forma income statement adjustments do not have an income tax effect due to the pro forma net loss position and existing valuation allowance.
(2)

Legacy Latch and TSIA incurred $2,098 and $178, respectively, for transaction expenses related to the Business Combination for the three months ended March 31, 2021, which have also been included within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, but are not expected to reoccur beyond 12 months after the Business Combination.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Twelve Months Ended December 31, 2020 Legacy Latch (Historical)	For the Period from September 18, 2020 (inception) thru December 31, 2020 TSIA (Historical)		Transaction Accounting Adjustments		Twelve Months Ended December 31, 2020 Pro Forma Combined
Revenue:
Hardware revenue	$14,264		$—	$—		$14,264
Software revenue	3,797		—	—		3,797
Total revenue	18,061		—	—		18,061
Cost of revenue:
Cost of hardware revenue	19,933		—	—		19,933
Cost of software revenue	306		—	—		306
Total cost of revenue	20,239		—	—		20,239
Operating expenses:
Research and development	25,314		—	—		25,314
Sales and marketing	13,126		—	—		13,126
General and administrative (2)	19,797		900	3,907	(AA)	24,604
Depreciation and amortization	1,382		—	—		1,382

Total operating expenses	59,619		900	3,907		64,426
Loss from operations	(61,797)		(900)	(3,907)		(66,604)
Other income:
Extinguishment of debt	(199)		—	—		(199)
Change in fair value of warrant liabilities	—		(5,756)	3,691	(EE)	(2,065)
Transaction costs			736			736
Interest income (expense), net	(3,172)		2	(2	)(BB)	(3,172)
Other income (expense)	(818)		—	6,305	(CC)	6,350
				863	(DD)
Other income, net	(4,189)		(5,018)	10,857		1,650
Income/(loss) before income taxes	(65,986)		(5,918)	6,950		(64,954)
Benefit (provision) for income taxes (1)	8		—	—		8

Net income (loss)	$(65,994)		$(5,918)	$6,950		$(64,962)

Per Share:
Basic and diluted net loss per common share	$(8.18)	$	(—)			$(0.42)
Weighted average shares outstanding, basic and diluted	8,069		—			155,756
Basic and diluted net loss per common share, Class A common stock	$—		$—
Weighted average shares outstanding, basic and diluted, Class A common stock	—		30,000
Basic and diluted net loss per common share, Class B common stock	$—		$(0.99)
Weighted average shares outstanding, basic and diluted, Class B common stock	—		7,500

(1)	The pro forma income statement adjustments do not have an income tax effect due to the pro forma net loss position and existing valuation allowance.
(2)

Legacy Latch and TSIA incurred $1,568 and $778, respectively, for transaction expenses related to the Business Combination in the year ended December 31, 2020, which have been included within the unaudited pro forma condensed combined statement of operations, but are not expected to reoccur beyond 12 months after the Business Combination.

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, TSIA was treated as the “acquired” company for financial reporting purposes. This determination was primarily based on evaluation of the following facts and circumstances: (i) Legacy Latch’s shareholders have the majority of the voting power of the Post-Combination Company; (ii) Legacy Latch appointed the majority of the board of directors of the Post-Combination Company; (iii) Legacy Latch’s existing management comprises the management of the Post Combination Company; (iv) Legacy Latch will comprise the ongoing operations of the Post Combination Company; (v) Legacy Latch is the larger entity based on historical revenues and business operations; and (vi) the Post-Combination Company assumed Latch’s name. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Latch issuing shares for the net assets of TSIA, accompanied by a recapitalization. The net assets of TSIA were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy Latch.

The unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020 and three months ended March 31, 2021 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Legacy Latch as the accounting acquirer.

The unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•

TSIA’s unaudited Condensed Balance Sheet as of March 31, 2021 and the related notes for the period ended March 31, 2021, incorporated by reference to TSIA’s Quarterly Report on Form 10-Q filed on May 18, 2021; and

•

Legacy Latch’s unaudited Condensed Consolidated Balance Sheet as of March 31, 2021 and the related notes for the quarter ended March 31, 2021, set forth in Exhibit 99.1 hereto and incorporated herein by reference.

The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction, with the following:

•

TSIA’s audited Statement of Operations for the period from September 18, 2020 (inception) through December 31, 2020 and the related notes, beginning on page F-2 of the Proxy Statement/Prospectus and incorporated herein by reference; and

•

Legacy Latch’s audited Consolidated Statement of Operations and Comprehensive Income (Loss) for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus beginning on page F-24, which is incorporated herein by reference.

The unaudited Pro Forma Condensed Combined Statement of Operations for the quarter ended March 31, 2021 has been prepared using, and should be read in conjunction, with the following:

•

TSIA’s unaudited Condensed Statement of Operations for the three months ended March 31, 2021, and the related notes, incorporated by reference to TSIA’s Quarterly Report on Form 10-Q filed on May 18, 2021; and

•

Legacy Latch’s unaudited Condensed Consolidated Statement of Operations and Comprehensive Loss for the three months ended March 31, 2021 and the related notes, set forth in Exhibit 99.1 hereto and incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly Latch’s pro forma results of operations and financial position following the closing of the

Business Combination and related transactions as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Latch’s financial condition and results of operations upon the closing of the Business Combination. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Latch believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the audited financial statements and notes thereto of each of TSIA and Legacy Latch included in the Proxy Statement/Prospectus beginning on page F-2, which is incorporated herein by reference.

2.	Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that directly reflect the accounting for the transaction. Legacy Latch and TSIA have not had any historical relationship prior to the Business Combination, other than Tishman Speyer, an affiliate of the Sponsor, being a customer and investor in Legacy Latch in the ordinary course of business. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the reclassification of cash and cash equivalents held in the TSIA trust account that became available in connection with the Business Combination.

(B)	Reflects the settlement of deferred underwriters’ fees incurred during the TSIA IPO that was due upon completion of the Business Combination.

(C)

Reflects the transaction costs incurred by Legacy Latch and TSIA subsequent to March 31, 2021 including, but not limited to, advisory fees, legal fees and registration fees that were paid in connection with the consummation of the Business Combination.

(D)

Represents the proceeds from the issuance of 19,000,000 shares of the Post-Combination Company at $10.00 per share to the Subscribers, offset by the PIPE placement fees of $5.8 million. The costs related to the issuance of the PIPE investment are adjusted against additional paid-in capital.

(E)

Represents the settlement of Legacy Latch’s warrants immediately prior to the consummation of the Business Combination. The warrants were net settled in a cashless exchange for common stock of Legacy Latch.

(F)

Represents the conversion of the outstanding principal amount of $50.0 million and accrued interest of $1.1 million on Legacy Latch’s convertible notes immediately prior to the consummation of the Business Combination into Legacy Latch common stock. The remaining adjustment of $6.3 million to retained earnings reflects the gain from the difference between the carrying amount of the convertible notes at conversion of $56.3 million and the associated outstanding principal of $50.0 million.

(G)	Represents the conversion of Legacy Latch’s redeemable convertible preferred stock immediately prior to the consummation of the Business Combination into Latch common stock.

(H)

Represents recapitalization of Legacy Latch’s equity and issuance of 100,000,000 shares of the Post-Combination Company’s common stock to Legacy Latch’s equity holders as consideration for the reverse recapitalization.

(I)	Reflects the conversion of TSIA Class B common stock held by the initial stockholders to shares of TSIA Class A common stock.

(J)

Represents the reclassification of historical TSIA’s Class A common stock previously subject to possible redemption from temporary equity into permanent equity immediately prior to the consummation of the Business Combination.

(K)	Reflects the reclassification of TSIA’s historical retained earnings to additional paid-in-capital in connection with the consummation of the Business Combination.

(L)

Reflects the actual redemptions of 5,916 public shares for aggregate redemption payments of $59,160 allocated to Class A Common Stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10 per share.

(M)

Latch has evaluated the accounting for TSIA’s public and private placement warrants for the Post Combination Company under ASC 480 and ASC 815. Latch has concluded that the public warrants qualify as equity instruments under ASC 815 after considering among other factors that after the Business Combination, the Post-Combination Company has a single class equity structure. Separately Latch has concluded that the private placement warrants will continue to be accounted for as a liability under ASC 815-40. The adjustment reflects the reclassification of TSIA’s public warrants from liabilities to equity in connection with the consummation of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(AA)	Reflects the transaction costs incurred by Legacy Latch and TSIA in 2021 including, but not limited to, advisory fees, legal fees and registration fees. This is a non-recurring item.

(BB)	Reflects the elimination of TSIA’s historical interest income earned on the Trust Account.

(CC)

Represents the gain on the conversion of Legacy Latch’s outstanding convertible notes immediately prior to the consummation of the Business Combination into Latch common stock. The adjustment represents the difference between carrying amount of the convertible notes as of March 31, 2021 at conversion of $56.3 million and the outstanding principal of $50.0 million. This is a non-recurring item.

(DD)

Reflects the reversal of the loss on re-measurement at fair value of the derivative liability related to Legacy Latch’s convertible notes and the liability related to Legacy Latch’s warrants recognized in Legacy Latch’s Consolidated Statement of Operations and Comprehensive Income (Loss) for the year ended December 31, 2020.

(EE)

Reflects the reversal of the unrealized loss on change in fair value of warrants related to public warrants recognized in TSIA’s Historical Statement of Operations for the period from September 18, 2020 (Inception) through December 31, 2020 on the basis of Latch’s conclusion that the public warrants are equity instruments after the Business Combination.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the quarter ended March 31, 2021 are as follows:

(AAA)

Reflects the reversal of transaction costs incurred by Legacy Latch and TSIA in Q1 2021 that were reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, including, but not limited to, advisory fees, legal fees and registration fees. This is a non-recurring item.

(BBB)	Reflects the elimination of TSIA’s historical interest income earned on the Trust Account.

(CCC)

Reflects the reversal of the loss on re-measurement at fair value of the derivative liability related to Legacy Latch’s convertible notes and the liability related to Legacy Latch’s warrants recognized in Legacy Latch’s Condensed Consolidated Statement of Operations and Comprehensive Loss for the quarter ended March 31, 2021.

(DDD)

Reflects the reversal of the unrealized loss on change in fair value of warrants related to public warrants recognized in TSIA’s Historical Condensed Statement of Operations for the quarter ended March 31, 2021 on the basis of Latch’s conclusion that the public warrants are equity instruments after the Business Combination.

4.	Earnings per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination, including related equity purchases, is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issued in connection with the Business Combination were outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared taking into consideration actual redemptions:

(Net loss presented in thousands of dollars)
Pro Forma Basic and Diluted Loss Per Share	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020
Pro Forma net loss attributable to shareholders	$(37,775)	$(64,962)
Weighted average shares outstanding, basic and diluted	155,756	155,756
Basic and diluted net loss per share	$(0.24)	$(0.42)

Pro Forma Weighted Average Shares - Basic and Diluted
Post-Combination Company shares issued to Legacy Latch stockholders	100,000,000	100,000,000
Post-Combination Company shares issued to TSIA public shareholders	29,994,084	29,994,084
Total Post-Combination Company shares issued to Subscribers	19,000,000	19,000,000
Total Post-Combination Company shares issued to the Sponsor and certain of TSIA’s directors	6,762,000	6,762,000

Pro Forma Weighted Average Shares – Basic and Diluted	155,756,084	155,756,084

As a result of the pro forma net loss, the earnings per share amounts exclude the anti-dilutive impact from the following securities:

•

The 10,000,000 public warrants sold during the TSIA IPO that were converted in the Merger into warrants to purchase up to a total of 10,000,000 Post-Combination Company shares, which are exercisable at $11.50 per share;

•	The 5,333,334 Private Placement Warrants that will be exercisable for one share of Latch’s common stock at an exercise price of $11.50 per share.

•	The 18,890,548 options outstanding in Legacy Latch as of March 31, 2021, of which 9,852,829 are vested and 9,037,719 are unvested.